Exhibit 10.5

Do not write or type above this line; for recorder use only.
FORM 5011-ABF (3-2004)

Return to Preparer:
Farm Credit Services of America	Pam Nieland
Post Office Box 2409	402-348-3497
Omaha, NE 68103
TRUST DEED AND ASSIGNMENT OF RENTS
Date: August 25, 2006
Trustor(s): E Energy Adams, LLC
Mailing Address: 510 Main Street, Post Office Box 49, Adams, NE 68301
This Trust Deed and Assignment of Rents is made by and among the above named Trustor(s) and AgriBank, FCB, “Trustee,” whose mailing address is PO Box 64949, St. Paul, Minnesota 55164-0940, and Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA, “Beneficiary,” whose mailing address is P.O. Box 2409, Omaha, NE 68137 in consideration of the advance by Beneficiary of the principal sum specified below, the receipt of which is hereby acknowledged, Trustor(s) irrevocably transfers, conveys and assigns to Trustee, IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, its successors and assigns, under and subject to the terms and conditions of this Trust Deed, the following described real estate, located in Gage County(ies), State of Nebraska, and described as follows:
See Attached Exhibit A
together with all Trustor’s right, title, and interest in the property, now or hereafter acquired, including: all buildings, fixtures, crops, and improvements now on or hereafter placed upon the property; all appurtenances, water, irrigation, and drainage rights; all rents, issues, uses, income, profits, and rights to possession; all oil, gas, gravel, rock, or other minerals of whatever nature, including geothermal resources; all personal property that may integrally belong to or hereafter become an integral part of the real estate whether attached or detached, including any appurtenances and accoutrements of any structure or residence secured hereby; easements and other rights and interests now or at any time hereafter belonging to or in any way pertaining to the property, whether or not specifically described herein; all above and below ground irrigation equipment and accessories; and all leases, permits, licenses, or privileges, appurtenant or nonappurtenant to the property, now or hereafter issued, extended or renewed by Trustor(s), any State, the United States, or any department, bureau, instrumentality, or agency thereof. The foregoing is collectively referred to in this document as the “property.”
It is understood and agreed between Trustor(s) and Beneficiary that this Trust Deed is given to secure the repayment in full of the following described obligations, regardless of whether Trustor(s) is(are) liable thereon, and all future and additional loans or advances, protective or otherwise, which may be made by Beneficiary, at its option, at the request of, and to or for the account of Trustor(s), the parties liable under the note(s) or credit agreement(s), or any of them, for any purpose, plus interest thereon, all payable according to the terms of the note(s), credit agreement(s) or other instrument(s) modifying the same.

Date of Note(s) or Credit Agreement(s)	Principal Amount
August 25, 2006	$52,500,000.00
Provided, however, that the total principal indebtedness outstanding and secured hereby at any one time will not exceed the sum of Fifty Two Million Five Hundred Dollars ($52,500,000.00), exclusive of interest and protective advances authorized herein or in the loan agreement(s); provided further, that THIS PARAGRAPH SHALL NOT CONSTITUTE A COMMITMENT TO MAKE FURTHER OR ADDITIONAL ADVANCES IN ANY AMOUNT AT ANY TIME, WHETHER OR NOT THE TOTAL PRINCIPAL INDEBTEDNESS ABOVE HAS BEEN ADVANCED.
This Trust Deed will be due April 1, 2018.
Trustor(s) hereby warrants that Trustor(s) holds fee simple title to the above described property, that Trustor(s) has good and lawful authority to deed and encumber the same, that the property is free and clear of all liens and encumbrances, except encumbrances of record, and that Trustor(s) will warrant and defend the property, at Trustor(s) expense, against all claimants whomsoever. Trustor(s) also hereby waives and relinquishes all rights of dower, homestead, distributive share, and exemption in and to the above described property.
×× This is a Construction Security Agreement securing an obligation which the trustor has incurred for the purpose of making an improvement of the real estate secured hereby and described herein.
Trustor(s) and each of them further covenants and agrees with Beneficiary as follows:
1. To pay all liens, judgments, or other assessments against the property, and to pay when due all assessments, taxes, rents, fees, or charges upon the property or under any lease, permit, license, or privilege assigned to Beneficiary as additional security to this Trust Deed, including those in or on public domain.
2. To insure and keep insured buildings and other improvements including fixtures and attachments now on or hereafter placed on the property to the satisfaction of Beneficiary. Such insurance will be approved by and deposited with Beneficiary, and endorsed with loss payable clause to Beneficiary. Any sums so received by Beneficiary may be used to pay for reconstruction of the destroyed improvements or if not so applied may be applied, at the option of Beneficiary, in payment of any indebtedness matured or unmatured secured by this Trust Deed. Such insurance will be in an amount at least equal to the lesser of the loan balance, the actual cash value of the collateral, or the replacement cost of the property, and will at a minimum, cover losses caused by fire, lightning, explosion, riot, aircraft, vehicles, vandalism, civil commotion, smoke, windstorm, and hail. Trustor(s) will obtain and keep flood insurance in force to cover losses by flood as required by Beneficiary and by the National Flood Insurance Act of 1968, as amended, and by regulations implementing the same. Trustor(s) further agree that Beneficiary is not and will not be liable for any failure by Trustor(s) or by any insurer, for whatever reason, to obtain and keep this insurance in force.

3. To keep all buildings, fixtures, attachments, and other improvements now on or hereafter placed on the property occupied and in good repair, maintenance, and condition and to neither commit nor permit any acts of waste or any impairment of the value of the property. Beneficiary may enter upon the property to inspect the same or to perform any acts authorized herein or in the credit agreement(s).
4. In the event Trustor(s) fails to pay any liens, judgments, assessments, taxes, rents, fees, or charges or maintain any insurance on the property, buildings, fixtures, attachments, or improvements as provided herein or in the loan agreement(s), Beneficiary, at its option, may make such payments or provide insurance, maintenance, or repairs and any amounts paid therefor will become part of the principal indebtedness secured hereby, be immediately due and payable and bear interest at the default rate provided in the note(s) or credit agreement(s) from the date of payment until paid. The advancement by Beneficiary of any such amounts will in no manner limit the right of Beneficiary to declare Trustor(s) in default or exercise any of Beneficiary’s other rights and remedies.
5. In the event Beneficiary is a party to any litigation affecting the property or the lien of this Trust Deed, including any action by Beneficiary to enforce this Trust Deed or any suit in which Beneficiary is named a defendant (including condemnation and bankruptcy proceedings) Beneficiary may incur expenses and advance payments for abstract fees, attorneys fees (to the extent allowed by law), costs, expenses, appraisal fees, and other charges and any amounts so advanced will become part of the principal indebtedness secured hereby, be immediately due and payable and bear interest at the default rate provided in the note(s) or credit agreement(s) from the date of advance until paid.
6. Any awards made to Trustor(s) or their successors by the exercise of eminent domain are hereby assigned to Beneficiary; and Beneficiary is hereby authorized to collect and apply the same in payment of any indebtedness, mature or unmatured, secured by this Trust Deed.
7. In the event of default in the payment when due of any sums secured hereby (principal, interest, advancements, or protective advances), or failure to perform or observe any covenants and conditions contained herein, in the note(s), credit agreement(s), or any other instruments, or any proceedings is brought under any Bankruptcy laws, Beneficiary, at its option, may declare the entire indebtedness secured hereby to be immediately due and payable and the whole will bear interest at the default rate as provided in the note(s) or credit agreement(s) and Beneficiary may immediately authorize Trustee to exercise the Power of Sale granted herein in the manner provided in the Nebraska Trust Deeds Act, or, at the option of the Beneficiary, may foreclose the Trust Deed in the manner provided by law for the foreclosure of mortgages on real property, including the appointment of a Receiver upon ex parte application, notice being hereby expressly waived, without regard to the value of the property or the sufficiently thereof to discharge the indebtedness secured hereby or in the loan agreement(s). Delay by Beneficiary in exercising its rights upon default will not be construed as a waiver thereof and any act of Beneficiary waiving any specified default will not be construed as a waiver of any future default. If the proceeds under such sale or foreclosure are insufficient to pay the total indebtedness secured hereby, Trustor(s) do hereby agree to be personally bound to pay the unpaid balance, and Beneficiary will be entitled to a deficiency judgment.
8. Should Beneficiary elect to exercise the Power of Sale granted herein, Beneficiary will notify Trustee who will record, publish, and deliver to Trustor(s) such Notice of Default and Notice of Sale as then required by law and will in the manner provided by law, sell the property at the time and place of sale fixed in the Notice of Sale, either as a whole or in separate lots, parcels, or items and in such order as Trustee will deem expedient. Any person may bid at the sale including Trustor(s), Trustee, or Beneficiary.
9. Trustor(s) hereby requests a copy of any Notice of Default or Notice of Sale hereunder to be mailed by certified mail to Trustor(s) at the address(es) set forth herein.
10. Upon default, Beneficiary, either in person or by agent, with or without bringing any action or proceeding and with or without regard to the value of the property or the sufficiency thereof to discharge the indebtedness secured hereby, is authorized and entitled to enter upon and take possession of the property in its own name or in the name of the Trustee and do any acts or expend any sums it deems necessary or desirable to protect or preserve the value of the property or any interest therein, or increase the income therefrom; and with or without taking possession of the property is authorized to sue for or otherwise collect the rents, issues, crops, profits, and income thereof, including those past due and unpaid, and apply the same upon any indebtedness secured hereby or in the loan agreement(s).
No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each will be cumulative, will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute, and may be exercised concurrently, independently or successively.
11. Trustor(s) acknowledges that the duties and obligations of Trustee will be determined solely by the express provisions of this Trust Deed or the Nebraska Trust Deeds Act and Trustee will not be liable except for the performance of such duties and obligations as are specifically set forth therein, and no implied covenants or obligations will be imposed upon Trustee; Trustee will not be liable for any action by it in good faith and reasonably believed by it to be authorized or within the discretion or rights of powers conferred upon it by this Trust Deed or state law.
12. The integrity and responsibility of Trustor(s) constitutes a part of the consideration for the obligations secured hereby. Should Trustor(s) sell, transfer, or convey the property described herein, without prior written consent of Beneficiary, Beneficiary, at its option, may declare the entire indebtedness immediately due and payable and may proceed in the enforcement of its rights as on any other default.
13. Assignment of Rents including Proceeds of Mineral Leases. Trustor(s) hereby assigns, transfers, and conveys to Beneficiary all rents, royalties, bonuses, and delay moneys or other proceeds that may from time to time become due and payable under any real estate lease or under any oil, gas, gravel, rock, or other mineral lease of any kind including geothermal resources now existing or that may hereafter come into existence, covering the property or any part thereof. All such sums so received by Beneficiary will be applied to the indebtedness secured hereby; or Beneficiary, at its option, may turn over and deliver to Trustor(s) or their successors in interest, any or all of such sums without prejudice to any of Beneficiary’s rights to take and retain future sums, and without prejudice to any of its other rights under this Trust Deed. This assignment will be construed to be a provision for the payment or reduction of the debt, subject to the Beneficiary’s option as hereinbefore provided, independent of the lien on the property. Upon payment in full of the debt and the reconveyance of this Trust Deed of record, this assignment will become inoperative and of no further force and effect.
14. This Trust Deed constitutes a Security Agreement with respect to all the property described herein.
15. The covenants contained in this Trust Deed will be deemed to be severable; in the event that any portion of this Trust Deed is determined to be void or unenforceable, that determination will not affect the validity of the remaining portions of the Trust Deed.
E Energy Adams, LLC, A Limited Liability Company

By:	/s/ Jack L. Alderman	By:	/s/ Dennis L. Boesiger

	Jack L. Alderman, President		Dennis L. Boesiger, Secretary

STATE OF NEBRASKA)
	)	ss
COUNTY OF DOUGLAS)
On this 25TH day of August, 2006, before me, a Notary Public, personally appeared Jack L. Alderman and Dennis L. Boesiger to me known to be the person(s) named in and who executed the foregoing instrument, and acknowledged that they are President and Secretary respectively of E Energy Adams, LLC, a Nebraska Limited Liability Company; that the instrument was signed on behalf of the Limited Liability Company by authority of its Board of Directors and the President and Secretary

acknowledged the execution of the instrument to be voluntary act and deed of the limited liability company by it and by them voluntarily executed.

(SEAL)	/S/ Melinda Hilgenkamp

(Type name under signature)
My commission expires 09/12/2018.	Notary Public in and for said County and State

EXHIBIT A
Parcel A: The Southeast Quarter of the Southwest Quarter of Section 17, Township 6 North, Range 8 East of the 6th P.M., Gage County, Nebraska
Parcel B: East Half of the Northwest Quarter of the Northeast Quarter; Southwest Quarter of the Northeast Quarter; Northwest Quarter of the Southeast Quarter; Northeast Quarter of the Southwest Quarter; and the Southeast Quarter of the Northwest Quarter, all in Section 17, Township 6 North, Range 8 East of the 6th P.M., Gage County, Nebraska, except the railroad right-of-way of record; and a certain Easement of record executed by M. James Platt, Trustee and individually, and Bernice R. Platt, Trustee and individually, and Abbie Wood, Trustee and individually, on or about the 1st day of November 1995, and filed for record in Book 78, Page 769, in the Register of Deeds’ Office, Gage County, Nebraska on the 16th day of January, 1996 wherein a perpetual easement was granted over the East 20 feet of the Southwest Quarter of the Southeast Quarter of Section 17, Township 6 North, Range 8 East of the 6th P.M., Gage County, Nebraska, for use as driveway for ingress and egress in and to the premises.
Tract I: A tract of land located in part of the Northeast Quarter of the Northwest Quarter, together with a tract of land located in part of the Northwest Quarter of the Northwest Quarter of Section 17, Township 6 North, Range 8 East of the 6th P.M., Gage County, Nebraska, said tract lying Westerly of the Burlington Northern Santa Fe Railroad, described as follows: Commencing at the Southwest Corner of said Northeast Quarter of the Northwest Quarter; thence N88°57’14“E (assumed bearing) on the South line of said Northeast Quarter of the Northwest Quarter, 255.43 feet to the point of beginning; thence N40°29’04“W parallel with the Westerly R.O.W. line of the Burlington Northern Santa Fe Railroad, 1135.00 feet to the center line more or less of the Little Nemaha River; thence S66°39’28“E on said center line more or less, 152.45 feet; thence S77°24’16“E on said centerline more or less, 221.00 feet to the Westerly R.O.W. line of the Burlington Northern Santa Fe Railroad; thence S40°29’04“E on said Westerly R.O.W. line, 986.00 feet to the South line of said Northeast Quarter of the Northwest Quarter; thence S88°57’14“W on said South line, 258.96 feet to the point of beginning.
Tract III: A tract of land located in part of the Southwest Quarter of the Southeast Quarter of Section 17, Township 6 North, Range 8 East of the 6th P.M., Gage County, Nebraska, said tract lying Westerly of the Burlington Northern Santa Fe Railroad, described as follows: Beginning at the Northeast corner of said Southwest Quarter of the Southeast Quarter; thence S00°02’44“W (assumed bearing) on the East line of said Southwest Quarter of the Southeast Quarter; 331.24 feet; thence Northwesterly on a 3469.72 foot curve to the left (chord bearing N38°47’59“W, chord distance 204.03 feet) to the point of tangency; thence N40°29’04“W parallel with the Westerly R.O.W. line of the Burlington Northern Santa Fe Railroad, 219.15 feet to the North line of said Southwest Quarter of the Southeast Quarter; thence N88°49’24“E on said North line, 270.44 feet to the point of beginning.
Tract IV: A tract of land located in part of the Northeast Quarter of the Southeast Quarter of Section 17, Township 6 North, Range 8 East of the 6th P.M., Gage County, Nebraska, said tract lying Westerly of the Burlington Northern Santa Fe Railroad, described as follows:

Beginning at the Southwest corner of said Northeast Quarter of the Southeast Quarter; thence N00°02’44“E (assumed bearing) on the West line of said Northeast Quarter of the Southeast Quarter, 139.63 feet to the Westerly R.O.W. line of the Burlington Northern Santa Fe Railroad; thence S40°29’04“E on said Westerly R.O.W. line, 153.94 feet to the point of curvature; thence Southeasterly on a 3769.72 foot radius curve to the right (chord bearing S40°17’02“E, chord distance of 26.39 feet) to the South line of said Northeast Quarter of the Southeast Quarter; thence S88°49’24“W on said South line, 117.16 feet to the point of beginning.
Tract V: A tract of land located in part of the Northeast Quarter of the Northeast Quarter of Section 20, Township 6 North, Range 8 East of the 6th P.M., Gage County, Nebraska, together with part of the Southeast Quarter of the Southeast Quarter of Section 17, Township 6 North, Range 8 East of the 6th P.M., Gage County, Nebraska; said tracts lying Westerly of the Burlington Northern Santa Fe Railroad, described as follows: Beginning at the Southeast corner of said Northeast Quarter of the Northeast Quarter of said Section 20; thence S88°46’05“W (assumed bearing) on the South line of said Northeast Quarter of the Northeast Quarter, 202.08 feet; thence N19°33’28“W parallel with the Westerly R.O.W. line of the Burlington Northern Santa Fe Railroad, 1388.00 feet to the North line of said Northeast Quarter of the Northeast Quarter of said Section 20; thence continuing N19°33’28“W, 78.81 feet to the point of curvature; thence Northwesterly on a 3569.72 foot radius curve to the left (chord bearing N29°22’14“W, chord distance 1216.80 feet) to the West line of said Southeast Quarter of the Southeast Quarter of said Section 17; thence N00°02’44“E on said West line, 169.54 feet to the Northwest corner of said Southeast Quarter of the Southeast Quarter of said Section 17; thence N88°49’24“E on the North line of said Southeast Quarter of the Southeast Quarter, 117.16 feet to the Westerly R.O.W. line of the Burlington Northern Santa Fe Railroad; thence Southeasterly on said Westerly R.O.W. line on a 3769.72 foot radius curve to the right (chord bearing S29°49’14“E, chord distance 1343.26 feet) to the point of tangency; thence S19°33’28“E on said Westerly R.O.W. line, 145.04 feet to the South line of said Southeast Quarter of the Southeast Quarter of said Section 17; thence continuing S19°33’28“E on said Westerly R.O.W. line, 1363.44 feet to the East line of said Northeast Quarter of the Northeast Quarter of said Section 20; thence S00°54’51“W on said East line, 23.36 feet to the point of beginning.
Tract VI: A tract of land located in part of the Northeast Quarter of the Northeast Quarter of Section 20, Township 6 North, Range 8 East of the 6th P.M., Gage County, Nebraska, together with part of the Southeast Quarter of the Southeast Quarter of Section 17, Township 6 North, Range 8 East of the 6th P.M., Gage County, Nebraska; said tracts lying Westerly of the Burlington Northern Santa Fe Railroad, described as follows: Beginning at the Southeast corner of said Northeast Quarter of the Northeast Quarter of said Section 20; thence S88°46’05“W (assumed bearing) on the South line of said Northeast Quarter of the Northeast Quarter, 202.08 feet to the point of beginning; thence continuing S88°46’05“W on said South line, 105.34 feet; thence N19°33’28“W parallel with the Westerly R.O.W. line of the Burlington Northern Santa Fe Railroad, 1388.00 feet to the North line of said Northeast Quarter of the Northeast Quarter of said Section 20; thence continuing N19°33’28“W, 45.70 feet to the point of curvature; thence Northwesterly on a 3469.72 foot radius curve to the left (chord bearing N28°20’11“W, chord distance 1059.07 feet) to the West line of said Southeast Quarter of the Southeast Quarter of said Section 17; thence N00°02’44“E on said West line, 161.70 feet; thence Southeasterly on a 3569.72 foot radius curve to the right (chord bearing S29°22’14“E, chord distance 1216.80 feet to the point of tangency; thence S19°33’28“E parallel with the Westerly R.O.W. line of the Burlington Northern Santa Fe Railroad, 78.81 feet to the South line of said Southeast Quarter of the Southeast Quarter of said Section 17; thence continuing S19°33’28“E, 1388.00 feet to the point of beginning.